UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 6, 2014

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

TWENTY-FIRST CENTURY FOX, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-32352	26-0075658
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On June 6, 2014, Álvaro Uribe notified the Board of Directors (the “Board”) of Twenty-First Century Fox, Inc. (the “Company”) of his resignation from the Board effective June 30, 2014. Mr. Uribe’s resignation from the Board is not due to any disagreement with the Company. The Board is actively engaged in a process of considering additional independent directors. As a result of Mr. Uribe’s resignation, the size of the Board has been set at 11 directors.

Letter Agreement with Chase Carey

On June 9, 2014, the Company’s wholly owned subsidiary, 21st Century Fox America, Inc. (“21CFA”), entered into a letter agreement (the “Letter Agreement”) with Mr. Chase Carey, the President and Chief Operating Officer of the Company and Deputy Chairman of the Board, effective July 1, 2014. Among other things, the Letter Agreement amends Mr. Carey’s Amended and Restated Agreement effective as of July 1, 2010, as amended (the “Agreement”) to extend the Term of Employment (as defined below) for a period of two years.

Pursuant to the terms of the Agreement, the term of employment for Mr. Carey (the “Term of Employment”) will be extended for a period of two years through June 30, 2016 (the “Extended Term”). The Letter Agreement permits Mr. Carey to elect to conclude the Term of Employment no earlier than December 31, 2015 after providing six months’ notice to 21CFA, which notice may be given no earlier than July 1, 2015. Should Mr. Carey elect to conclude the Term of Employment, he agrees to provide non-exclusive consulting services to 21CFA through June 30, 2016 (the “Consulting Term”). During the Consulting Term, Mr. Carey would continue to receive the compensation and benefits as set forth in the Agreement, and Mr. Carey would also be subject to a non-compete provision. In addition, if Mr. Carey elects to conclude the Term of Employment, he agrees to tender his resignation from the Board upon the request of the Board.

Pursuant to the terms of the Letter Agreement, Mr. Carey will be entitled to receive the full value of any award that has been granted to Mr. Carey under the Company’s Performance-Based LTIP prior to the Extended Term at the end of the applicable performance period of such award. Any awards granted to Mr. Carey under the Company’s Performance-Based LTIP during the Extended Term will not be subject to forfeiture and will be payable in full at the end of the performance period unless Mr. Carey is terminated for Cause or resigns without Good Reason (in each case, as defined in the Agreement) in which case such awards will be payable pro rata based on the number of days Mr. Carey worked during the performance period.

In the event Mr. Carey is terminated without Cause during the Extended Term, he shall be entitled to receive his Salary, Target Annual Bonus Amount, the full value of any Performance-Based LTIP and the Continuing Health and Welfare Benefits (all as defined in the Agreement), to the extent permissible under the terms of such plans and arrangements, for the duration of the Extended Term as if the termination had not occurred.

All other substantive terms of the Agreement remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWENTY-FIRST CENTURY FOX, INC.

By:	/s/ Janet Nova
Janet Nova
Executive Vice President and Deputy Group General Counsel

Dated: June 9, 2014